Exhibit 99.1

Caliber Announces CFO Transition

SCOTTSDALE, AZ, June 5,  2026 – Caliber (Nasdaq: CWD), a diversified real estate and digital asset management platform, today announced that Jade Leung will step down as Chief Financial Officer to pursue a new opportunity, capping an eleven-year tenure during which he built Caliber’s finance organization and helped lead the Company through its initial public offering. Mr. Leung will support an orderly transition. The change is not the result of any disagreement with the Company on any matter relating to its operations, accounting policies, practices, or financial reporting. Caliber reaffirms the full-year 2026 guidance issued on its first quarter 2026 earnings call, and the transition does not affect the Company’s strategy or financial outlook.

Caliber also announced the appointment of Michael Rosales as Acting Chief Financial Officer, effective June 14th, 2026. Having overseen the Company’s accounting, financial reporting, and tax functions for several years, Mr. Rosales brings extensive knowledge of Caliber’s financial operations and is well positioned to ensure continuity during the transition. Mr. Rosales joined Caliber in October 2020 and has advanced through a series of leadership roles of increasing responsibility, including Director of Financial Reporting & Technical Accounting, Corporate Controller, and most recently Senior Vice President of Accounting, Financial Reporting & Tax, a position he has held since April 2025. Prior to joining Caliber, Mr. Rosales spent 16 years in public accounting, serving in audit and assurance roles of increasing responsibility, including Senior Manager at Grant Thornton. He also held positions at PwC and Deloitte. Mr. Rosales is a Certified Public Accountant and earned a Bachelor of Science in Accounting from Arizona State University.

“Jade has been a trusted partner and a steady leader during Caliber’s evolution from a private company, through our IPO, to the public company we are today. He built our finance team and our reporting foundation which is poised to continue to execute well. On behalf of the Board and the entire team, I thank Jade for almost eleven years of dedicated service and wish him every success in his next chapter,” said Chris Loeffler, CEO of Caliber. “Michael has been instrumental to our accounting and reporting for years, and I have full confidence in him as Acting CFO. Caliber’s Board and I are taking a disciplined approach to identifying the right finance leader for Caliber’s next phase of growth.”

The Caliber Board of Directors has commenced a search for a permanent Chief Financial Officer to lead the next phase of the Company’s growth. Caliber is seeking a finance leader with depth in capital formation and fundraising, real estate fund and project finance, public-company finance, and the execution of Caliber’s digital asset and tokenization strategy. This profile aligns directly with Caliber’s expansion toward a real and digital asset platform and market leader in tokenization of real estate funds. The Board intends to conduct a thoughtful and disciplined search and will consider both internal and external candidates.

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is a real estate-focused alternative asset manager with over $2.6 billion in Managed Assets and a 17-year track record investing in middle-market hospitality and multifamily real estate. The Company operates an institutional-quality asset management platform paired with a boutique, hands-on investment approach focused on value creation in underserved market segments. In 2025, Caliber integrated digital asset infrastructure into its platform by investing in LINK, the token underlying Chainlink, a key technology enabling real estate fund tokenization, and is implementing blockchain and tokenization strategies across its investment platform to enhance how assets are financed, owned, and accessed. Investors can participate in Caliber through its publicly traded equity (Nasdaq: CWD), which provides exposure to both its real estate platform and digital asset holdings, and through its private real estate investment funds for accredited investors and financial professionals.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber Investor Relations:

Ilya Grozovsky

+1 480-214-1915

Ilya.Grozovsky@CaliberCo.com